EXHIBIT 1.05

British
Columbia

Type/Number: BC 0392518 Date: 03 SEP., 2003 Time: 12:11:01

*******************REMOVED FOR CONTINUATION OUT ON 16 FEB., 2003*****************

Remarks: RE: SECTION 37

Accession: 91-30-6312

37 Effective Date: 05 FEB., 2003

Jurisdiction: WYOMING

*** NOT ACTIVE ***       BC COMPANY      ***NOT ACTIVE ***

Name: GLOBAL PRECISION MEDICAL INC.

Incorporation No: 0392518 Incorporation Date: 24 AUG., 1990

Last Annual Report Data: 24 AUG., 2002 Number of Principals: 7

In Liq: NO Receiver: NO Reporting: YES

Previous Name: SAN ANTONIOS RESOURCES INC.
Date of Change: 15 OCT., 2OO2

Registered Office: 1100 888 DUNSMUIR ST.
VANCOUVER BC
V6C 3K4

Records Office: 1100 886 DUMSMUIR ST.
VANCOUVER BC
V6C 3K4

Ministry of                                       Corporate and Personal                                Mailing Address:                                             Location:
Finance and                                   Property Registries                                        PO Box 9431 Stn Prov Govt                            Second Floor
Corporate Relations                                                                                             Victoria BC VBW 9V3                                      840 Blanshard Street
                                                                                                                                                                                                   Victoria BC